Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2008, relating to the consolidated financial statements of Meritage Homes Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standard No. 123(R), Accounting for Share-based Payment, using the modified prospective method in 2006 and the adoption of the provisions of the Financial Accounting Standards Board Interpretation No. 48,  Accounting for Uncertainty in Income Taxes, in 2007), and the effectiveness of Meritage Homes Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Meritage Homes Corporation and subsidiaries for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Phoenix, Arizona

August 21, 2008